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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our report included in this Registration Statement and to the incorporation by reference in this Registration Statement of our report dated January 26, 2001 included in Georgia-Pacific Corporation's Annual Report on Form 10-K for the year ended December 30, 2000 and to all references to our Firm included in this Registration Statement.

/S/ ARTHUR ANDERSEN LLP
Atlanta, Georgia
July 12, 2001